ASSIGNMENT AGREEMENT


	This Agreement is entered into as of    February 1, 1998    by
and among The Berwyn Fund, Inc. (the "Fund"), Wilmington Trust Company ("WTC") and PNC Bank, N.A. ("PNC").

	WHEREAS, the Fund and WTC entered into a Custody Agreement (the "Fund Agreement") as of _______________ pursuant to which WTC provides certain services to the Fund as described therein;

	WHEREAS, WTC wishes to assign its right, title and interest in and under the Fund Agreement and its duties and obligations under the Fund Agreement to PNC, and such assignment is acceptable to the Fund;

	NOW THEREFORE, the parties hereto, in consideration of the premises and agreements contained herein, and intending to be legally bound hereby, agree as follows:

	1.	Assignment.  WTC hereby assigns all of its right, title
and interest in and under the Fund Agreement, and its duties and obligations under the Fund Agreement arising form the date hereof, to PNC. PNC hereby accepts such assignment.

	2.	Acceptance by Fund.  The Fund hereby accepts and agrees to
the assignment described in Section 1 hereof.

	3.	Fund Agreement.  The Fund agreement shall remain unchanged
expect as is consistent with the provisions hereof.

	4.	Governing Law.  This Agreement shall be governed by
Delaware law, without regard to principles of conflicts of the law.

	5.	Successors and Assigns.  This Agreement shall be binding
upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

	6.	Execution.  This Agreement maybe executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

	7.	Further Actions.  Each party agrees to perform such acts
and execute such further documents as may be necessary to effectuate the purposes hereof.

	IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the day and year first above written.

THE BERWYN FUND, INC.	WILMINGTON TRUST
COMPANY


By:            Kevin M. Ryan           	By:
Robert
Title:       Secretary-Treasurer       	Title:
Vice President


PNC BANK, N.A.

By:                 Joseph
Title:       Senior Vice President
		           98-
rpt.asgnagr